Exhibit 99.1

XBP Global Holdings, Inc. Announces 1-for-10 Reverse Stock Split

Irving, Texas, December 5, 2025 – XBP Global Holdings, Inc. (“XBP Global” or “the Company”) (NASDAQ: XBP), a global leader in workflow automation and digital transformation, today announced that its Board of Directors has approved a 1-for-10 reverse stock split of the Company’s common stock. The reverse split will become effective at 5:00 p.m. Eastern Time on December 12, 2025. The Company’s common stock will begin trading on a split-adjusted basis on the Nasdaq Capital Market at market open on December 15, 2025.

The reverse stock split was previously authorized by XBP Global’s stockholders at the Annual Meeting held on July 25, 2025. Following the reverse split, every ten shares of issued and outstanding common stock will automatically be combined into one share. No fractional shares will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares of common stock will be entitled to receive cash equal to the product obtained by multiplying the closing price per share of the Company’s common stock as reported on the Nasdaq Capital Market as of the effective date of the reverse stock split by the fraction of one share to which such stockholder would be entitled.

Immediately following the effectiveness of the reverse split, XBP Global will have approximately 11.75 million shares of common stock issued and outstanding. Outstanding warrants, stock options, restricted stock units, and other derivative securities will be adjusted proportionately to reflect the reverse stock split, including corresponding adjustments to exercise prices and conversion ratios.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements include financial forecasts, projections, and other statements about future operations, financial position, business strategy, market opportunities, and trends. Forward-looking statements can often be identified by terms such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “target,” “project,” “could,” “would,” “continue,” “forecast,” or similar expressions. All forward-looking statements are based on current expectations, estimates, forecasts, and assumptions that are inherently uncertain and subject to risks and factors that could cause actual results to differ materially. These risks and factors include, but are not limited to: (1) risks related to the acquisition, including the inability to realize anticipated benefits, potential disruptions to operations, and costs associated with the acquisition; (2) legal proceedings and related uncertainties; (3) failure to regain or maintain compliance with Nasdaq listing standards; (4) competition and changes in market conditions; (5) economic, geopolitical, and regulatory developments; (6) challenges in retaining clients, employees, and suppliers; and (7) other risks detailed in the Company’s filings with the SEC, including the “Risk Factors” section of its Annual Report on Form 10-K for 2025, filed on March 19, 2025, and the definitive proxy statement for the 2025 annual meeting of stockholders. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. Except as required by law, XBP Global undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. There can be no assurance that XBP Global or its subsidiaries will achieve the results projected in these statements.

About XBP Global

XBP Global is a multinational technology and services company powering intelligent workflows for organizations worldwide. With a presence in 20 countries and approximately 11,000 employees, XBP Global partners with over 2,500 clients, including many of the Fortune 100, to orchestrate mission-critical systems that enable hyper-automation.

Our proprietary platforms, agentic AI-driven automation, and deep domain expertise across industries and the public and private sectors enable our clients to entrust us with their most impactful digital transformations and workflows. By combining innovation with execution excellence, XBP Global helps businesses reimagine how they work, transact, and unlock value.

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Contacts:

Investor Relations: David Shamis, investors@xbpglobal.com

Media Inquiries: Srushti Rao, press@xbpglobal.com